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                                                                  EXHIBIT 23.1

                                 JONES & KELLER
                                ATTORNEYS AT LAW
                           1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 573-1600
                           FACSIMILE: (303) 573-0769



                                February 5, 1997


Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78714-9151

Gentlemen:

     We hereby consent to the use of our opinion dated January 17, 1997 filed as Exhibit 5.1 to the Registration Statement of Citizens, Inc. Registration No. 333-1613 as part of the Registration Statement and to the reference to our name under the heading "Legal Matters" in this Information Statement-Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Jones & Keller, P.C.
                                            Jones & Keller, P.C.